Exhibit 99.1

Nephros Reports 2019 Fourth Quarter and Full Year Financial Results

Fourth Quarter Net Revenue up 96%; Annual Net Revenue up 82%

Establishes 2020 Revenue Guidance at $14.5 to $15.5 Million

SOUTH ORANGE, NJ, February 27, 2020 – Nephros, Inc. (Nasdaq:NEPH), a commercial stage company that develops and sells high performance water purification products and pathogen detection systems to the medical and commercial markets, today announced financial results for the fourth quarter and full year ended December 31, 2019.

Financial Highlights

Fourth Quarter Ended December 31, 2019 – Water Filtration Business Segment

●	Net revenue was $3.2 million, compared with $1.6 million in 2018, up 96%
●	Net income was $135,000, compared with a net (loss) of ($147,000) in 2018
●	Adjusted EBITDA was $648,000, compared with $136,000 in 2018, up 376%

Fourth Quarter Ended December 31, 2019 – Consolidated

●	Net revenue was $3.2 million, compared with $1.6 million in 2018, up 96%
●	Net (loss) was ($144,000), compared with ($664,000) in 2018, improved 78%
●	Adjusted EBITDA was $376,000, compared with ($256,000) in 2018

Year-End 2019 – Water Filtration Business Segment

●	Net revenue was $10.3 million, compared with $5.7 million in 2018, up 82%
●	Net (loss) was ($1.6 million), compared with ($2.4 million), improved 32%
●	Adjusted EBITDA was $281,000, compared with ($861,000) in 2018

Year-end 2019 – Consolidated

●	Net revenue was $10.3 million, compared with $5.7 million in 2018, up 82%
●	Net (loss) was ($3.2 million), compared with ($3.3 million) in 2018, improved 4%
●	Adjusted EBITDA was ($1.2 million), compared with ($1.8 million) in 2018, improved 30%

“We are pleased the 2019’s results continued the Company’s consistent multi-year growth trajectory and steady improvement of the bottom line,” said Daron Evans, President and Chief Executive Officer of Nephros. “As we look forward into 2020, we are well capitalized and believe we are well positioned to maintain the momentum we have generated,” “We expect to grow revenues between 40% and 50%, with additional revenue growth possible depending on the timing and growth trajectory of our pathogen detection system products. We look forward to building on our foundation of engineering and customer service excellence into an exciting 2020.”

Financial Performance for the Fourth Quarter and Year Ended December 31, 2019

Net revenue for the year ended December 31, 2019 was $10.3 million, compared with $5.7 million in 2018, an increase of 82%. Net revenues for the fourth quarter of 2019 were $3.2 million, compared with $1.6 million in the fourth quarter of 2018, an increase of 96%.

Cost of goods sold for the year ended December 31, 2019 was $4.3 million, compared with $2.5 million in 2018, an increase of 71%. Cost of goods sold for the fourth quarter of 2019 was $1.3 million, compared with $0.7 million in the fourth quarter of 2018, an increase of 92%.

Gross margins for the year ended December 31, 2019 were 59%, compared with 56% in 2018. Gross margins for the fourth quarter of 2019 were 60%, compared with 59% in the fourth quarter of 2018.

Research and development expenses for the year ended December 31, 2019 were $3.1 million, compared with $1.5 million in 2018, an increase of 101%. Research and development expenses for the fourth quarter of 2019 were $0.8 million, compared with $0.5 million in the fourth quarter of 2018, an increase of 40%.

Depreciation and amortization expenses for the year ended December 31, 2019 were approximately $186,000, compared with approximately $163,000 in 2018, an increase of 14%. Depreciation and amortization expenses for the fourth quarter of 2019 were approximately $44,000, compared with approximately $40,000 in the fourth quarter of 2018, an increase of 10%.

Selling, general and administrative expenses for the year ended December 31, 2019 were $6.1 million, compared with $4.5 million in 2018, an increase of 35%. Selling, general and administrative expenses for the fourth quarter of 2019 were $1.4 million, compared with $1.1 million in 2018, an increase of 30%.

Net (loss) for the year ended December 31, 2019 was ($3.2 million), compared with a net (loss) of ($3.3 million) in 2018, a 4% reduction in loss. Net (loss) for the fourth quarter of 2019 was approximately ($143,000), compared with a net (loss) of approximately ($664,000) in the fourth quarter of 2018, a 78% reduction.

Adjusted EBITDA for the year ended December 31, 2019 was ($1.2 million), compared with ($1.8 million) in 2018, a 30% reduction. Adjusted EBITDA for the fourth quarter 2019 was approximately $377,000, compared with approximately ($256,000) in the fourth quarter of 2018.

As of December 31, 2019, Nephros had cash and cash equivalents of approximately $4.2 million. In January 2020, Nephros completed a Common Stock offering which generated approximately $6.7 million of net cash proceeds.

Adjusted EBITDA Definition and Reconciliation to GAAP Financial Measures

Adjusted EBITDA is calculated by taking net (loss) income calculated in accordance with generally accepted accounting principles (“GAAP”) and excluding all interest-related expenses and income, tax-related expenses and income, non-recurring expenses and income, and non-cash items, including depreciation and amortization and non-cash compensation. The following table presents a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, for the 2019 and 2018 fiscal years for both Nephros on a consolidated basis and the Water Filtration Business Segment:

2019	Three Month Period Ended				Annual
Water Filtration Business Segment	03/31/19	06/30/19	09/30/19	12/31/19	Totals

Net (loss) income	(904)	(532)	(346)	135	(1,647)

Adjustments:
Depreciation of property and equipment	8	8	4	4	24
Amortization of other assets	44	44	44	44	176
Interest expense	46	46	48	55	195
Interest income	-	-	-	-	-
Change in FV of contingent consideration	(10)	(9)	(94)	(43)	(156)
Non-cash stock-based compensation	158	147	348	665	1,318
Income tax benefit	-	-	-	(225)	(225)
Other non-cash items	35	31	29	13	108
Non-Recurring Adjustments
Aether acquisition	78	-	-	-	78
Pathogen detection development	110	150	150	-	410

Adjusted EBITDA	(435)	(115)	183	648	281

2018	Three Month Period Ended				Annual
Water Filtration Business Segment	03/31/18	06/30/18	09/30/18	12/31/18	Totals

Net loss	(1,319)	(578)	(246)	(272)	(2,415)

Adjustments:
Depreciation of property and equipment	7	7	7	7	29
Amortization of other assets	34	33	35	33	134
Loss on extinguishment of debt	199	-	-	-	199
Interest expense	51	28	32	27	138
Noncash interest expense	34	-	-	-	34
Interest income	(1)	(1)	(1)	(1)	(4)
Income tax benefit	-	-	-	(93)	(93)
Noncash compensation	242	226	120	397	985
Other noncash items	67	(7)	35	38	133

Adjusted EBITDA	(686)	(292)	(18)	136	(861)

2019	Three Month Period Ended				Annual
Consolidated	03/31/19	06/30/19	09/30/19	12/31/19	Totals

Net (loss) income	(1,349)	(942)	(744)	(144)	(3,179)

Adjustments:
Depreciation of property and equipment	8	8	4	4	24
Amortization of other assets	44	44	44	44	176
Interest expense	46	46	48	55	195
Interest income	-	-	-	-	-
Change in FV of contingent consideration	(10)	(9)	(94)	(43)	(156)
Non-cash stock-based compensation	158	150	354	670	1,332
Income tax benefit	-	-	-	(225)	(225)
Other non-cash items	35	31	29	15	110
Non-Recurring Adjustments
Aether acquisition	78	-	-	-	78
Pathogen detection development	110	150	150	-	410

Adjusted EBITDA	(880)	(522)	(209)	376	(1,235)

2018	Three Month Period Ended				Annual
Consolidated	03/31/18	06/30/18	09/30/18	12/31/18	Totals

Net loss	(1,429)	(682)	(550)	(664)	(3,325)

Adjustments:
Depreciation of property and equipment	7	7	7	7	29
Amortization of other assets	34	33	34	33	134
Loss on extinguishment of debt	199	-	-	-	199
Interest expense	51	28	32	27	138
Noncash interest expense	34	-	-	-	34
Interest income	(1)	(1)	(1)	(1)	(4)
Income tax benefit	-	-	-	(93)	(93)
Noncash compensation	242	226	120	397	985
Other noncash items	67	(7)	35	38	133

Adjusted EBITDA	(796)	(396)	(323)	(256)	(1,771)

Nephros believes that Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to Nephros’s financial condition and results of operations. Management does not consider Adjusted EBITDA in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of Adjusted EBITDA is that it excludes significant expenses and income that are required by GAAP to be recognized in Nephros’s consolidated financial statements. In addition, Adjusted EBITDA is subject to inherent limitations as it reflects the exercise of judgments by management about which expenses and income are excluded or included in determining Adjusted EBITDA. In order to compensate for these limitations, management presents Adjusted EBITDA in connection with net (loss) income, the most directly comparable GAAP financial measure. Nephros urges investors to review the reconciliation of Adjusted EBITDA to net (loss) income and not to rely on any single financial measure to evaluate the business.

Conference Call Today at 4:30pm Eastern Time

Nephros will host a conference call today at 4:30 PM ET, during which management will discuss Nephros’s financial results and provide a general business overview.

Participants may dial into the following number to access the call: 1-866-652-5200. International callers may use +1-412-317-6060. Please ask to be joined into the Nephros conference call. A replay of the call can be accessed until March 5, 2020 at 1-877-344-7529 or +1-412-317-0088 for international callers and entering replay access code: 10139589. An audio archive of the call will be available shortly after the call on the Nephros investor relations page at https://www.nephros.com/investor-relations/.

About Nephros

Nephros is a commercial stage company that develops and sells high performance water purification products and pathogen detection systems to the medical and commercial markets. Nephros ultrafilters and pathogen detection systems are used in hospitals and medical clinics to assess and reduce the infection risks from waterborne pathogens (e.g., Legionella, Pseudomonas) in showers, sinks, and ice machines. Additionally, Nephros ultrafilters are used by dialysis centers for assisting in the added removal of endotoxins and other biological contaminants from the water and bicarbonate concentrate supplied to hemodialysis machines and patients.

Nephros filters, including AETHER™ brand filters, improve the taste and odor of water and reduce biofilm, bacteria, and scale build-up in downstream equipment. Nephros and AETHER™ products are used in the health care, food service, hospitality, and convenience store markets.

For more information about Nephros, please visit its website at www.nephros.com.

Forward-Looking Statements

This release contains forward-looking statements that are subject to various risks and uncertainties. Such statements include statements regarding expected revenue and financial performance in 2020, the potential for further growth and the expected growth in medical, commercial and industrial filter sales, the expected future revenue growth of a new waterborne pathogen detection system, Nephros’s sales and marketing plans and strategies, management’s expectations regarding future gross margins, Nephros’s ability to respond to outbreaks in water borne pathogens, anticipated investment in the development of a second-generation HDF system and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including uncertainty in clinical outcomes, potential delays in the regulatory approval process, changes in business, economic and competitive conditions, the availability of capital when needed, dependence on third-party manufacturers and researchers, regulatory reforms, uncertainties in litigation or investigative proceedings, and the availability of financing. These and other risks and uncertainties are detailed in our reports filed with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2018. Nephros does not undertake any responsibility to update the forward-looking statements in this release.

Investor Relations Contacts:

Kirin Smith, President

PCG Advisory, Inc.

(646) 863-6519

ksmith@pcgadvisory.com

www.pcgadvisory.com

Andy Astor, COO & CFO

Nephros, Inc.

(201) 345-0824

andy@nephros.com

www.nephros.com

NEPHROS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash	$4,166	$4,581
Accounts receivable, net	1,045	1,359
Inventory, net	2,562	1,864
Prepaid expenses and other current assets	526	369
Total current assets	8,299	8,173
Property and equipment, net	81	91
Operating lease right-of-use assets	1,106	-
Intangible assets, net	548	590
Goodwill	759	748
License and supply agreement, net	804	938
Other assets	32	18
TOTAL ASSETS	$11,629	$10,558
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Secured revolving credit facility	$560	$991
Current portion of secured note payable	211	195
Accounts payable	959	836
Accrued expenses	136	396
Current portion of contingent consideration	300	236
Current portion of operating lease liabilities	262	-
Total current liabilities	2,428	2,654
Secured note payable, net of current portion	613	843
Equipment financing, net of current portion	10	-
Contingent consideration, net of current portion	-	263
Operating lease liabilities, net of current portion	889	-
TOTAL LIABILITIES	3,940	3,760

COMMITMENTS AND CONTINGENCIES (Note 20)

STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value; 5,000,000 shares authorized at December 31, 2019 and 2018; no shares issued and outstanding at December 31, 2019 and 2018.	-	-
Common stock, $.001 par value; 40,000,000 and 10,000,000 shares authorized at December 31, 2019 and 2018, respectively; 8,058,850 and 7,134,719 shares issued and outstanding at December 31, 2019 and 2018, respectively.	8	7
Additional paid-in capital	131,934	127,873
Accumulated other comprehensive income	65	71
Accumulated deficit	(127,332)	(124,153)
Subtotal	4,675	3,798
Noncontrolling interest	3,014	3,000
TOTAL STOCKHOLDERS’ EQUITY	7,689	6,798
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$11,629	$10,558

NEPHROS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

	Years Ended December 31,
	2019	2018
Net revenue:
Product revenues	$10,182	$5,457
Royalty and other revenues	152	230
Total net revenues	10,334	5,687

Cost of goods sold	4,250	2,484
Gross margin	6,084	3,203
Operating expenses:
Research and development	3,090	1,539
Depreciation and amortization	186	163
Selling, general and administrative	6,119	4,517
Change in fair value of contingent consideration	(156)	-
Total operating expenses	9,239	6,219
Loss from operations	(3,155)	(3,016)
Other income (expense):
Loss on extinguishment of debt	-	(199)
Interest expense	(195)	(172)
Interest income	-	4
Other expense, net	(54)	(35)
Loss before income taxes	(3,404)	(3,418)
Income tax benefit	225	93
Net loss	(3,179)	(3,325)
Less: Undeclared deemed dividend attributable to noncontrolling interest	(241)	(77)
Net loss attributable to Nephros, Inc. shareholders	$(3,420)	$(3,402)

Net loss per common share, basic and diluted	$(0.45)	$(0.50)
Weighted average common shares outstanding, basic and diluted	7,542,299	6,846,669

Comprehensive loss:
Net loss	$(3,179)	$(3,325)
Other comprehensive loss, foreign currency translation adjustments, net of tax	(6)	(6)
Comprehensive loss	(3,185)	(3,331)
Comprehensive loss attributable to noncontrolling interest	(241)	(77)
Comprehensive loss attributable to Nephros, Inc. shareholders	$(3,426)	$(3,408)